EXHIBIT  32.1  &  32.2

      STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Songzai International Holding Group, Inc. (the "Company") for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hong Jun Li, President and Acting Principal Accounting Officer, certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Hong  Jun  Li
------------------
Hong  Jun  Li
President  /
Acting  Principal  Accounting  Officer


August  23,  2004